Exhibit 99.1

United Rentals, Inc.
100 First Stamford Place
Stamford, CT 06902
tel: 203 622-3131
fax: 203 622-6080

ur.com

United Rentals to Present at the Jefferies 2014 Global Industrials Conference on August 13, 2014

STAMFORD, Conn. – August 1, 2014 – United Rentals, Inc. (NYSE: URI) today announced that it will participate in the Jefferies 2014 Global Industrials Conference on Wednesday, August 13, 2014. The conference will include a presentation by Michael Kneeland, chief executive officer, and William Plummer, chief financial officer.

The presentation, which is scheduled to begin at 3:30 p.m. (EDT), will be available via the following link: http://wsw.com/webcast/jeff84/uri/.

The presentation may also be accessed on www.unitedrentals.com, where it will be archived for 90 days.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world. The company has an integrated network of 883 rental locations in 49 states and 10 Canadian provinces. The company’s approximately 12,400 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers approximately 3,400 classes of equipment for rent with a total original cost of $8.42 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index, the Barron’s 400 Index and the Russell 3000 Index® and is headquartered in Stamford, Conn. Additional information about United Rentals is available at www.unitedrentals.com.

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Contact:

Fred Bratman

(203) 618-7318

Cell: (917) 847-4507

fbratman@ur.com